Exhibit 24
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                        POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of PEOPLES BANCORP INC., an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its Common Shares for offering and sale pursuant to options granted under the Russell Federal Savings Bank 1995 Stock Option and Incentive Plan, hereby constitutes and appoints Robert E. Evans and Charles R. Hunsaker, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 13th day of August, 1998.


/s/ GEORGE W. BROUGHTON
    George W. Broughton


    Rex E. Maiden

/s/ WILFORD D. DIMIT
    Wilford D. Dimit

/s/ NORMAN J. MURRAY
    Norman J. Murray

/s/ ROBERT E. EVANS
    Robert E. Evans

/s/ PAUL T. THEISEN
    Paul T. Theisen

/s/ BARTON S. HOLL
    Barton S. Holl

/s/ THOMAS C. VADAKIN
    Thomas C. Vadakin

/s/ JEFFREY D. WELCH
    Jeffrey D. Welch

/s/ JOHN W. CONLON
    John W. Conlon

/s/ JOSEPH H. WESEL
    Joseph H. Wesel